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                                                                   EXHIBIT 23.3



                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of General Growth Properties, Inc. on Form S-3 of our report dated February 19, 1997 on our audit of the Statements of Revenues and Certain Expenses of Market Place Shopping Center for the year ended December 31, 1996, which report is included in the Current Report on Form 8-K/A dated August 28, 1997. We also consent to all references to our firm included in or made a part of this Registration Statement.



                                           /s/ SHEPARD, SCHWARTZ & HARRIS LLP


Chicago, Illinois
December 3, 1997